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EX-99.B10

          Opinion and Consent of Blazzard, Grodd & Hasenauer P.C.


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Blazzard, Grodd & Hasenauer, P.C.

ATTORNEYS AT LAW                                     CONNECTICUT OFFICE:
                                              943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                            WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                   TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                              FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*
LYNN KORMAN STONE*                                     FLORIDA OFFICE:
MAUREEN M. MURPHY*                                SUITE 213, OCEANWALK MALL
                                                    101 NORTH OCEAN DRIVE
*   Admitted in Connecticut                        HOLLYWOOD, FLORIDA 33019
**  Admitted in Connecticut & Florida              TELEPHONE (305) 920-6590
                                                   FACSIMILE (305) 920-6902

                                 April 25, 1997

Board of Trustees
Variable Investors Series Trust
10 Post Office Square, 12th Floor
Boston, MA  02110

            Re:   Opinion of Counsel
                  Variable Investors Series Trust

Gentlemen:

      You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 18 to a Registration Statement on From N-1A with respect to Variable Investors Series Trust.

      We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

1. Variable Investors Series Trust ("Trust") is a valid and existing unincorporated voluntary association, commonly known as a business trust.

2. The Trust is a business trust created and validly existing pursuant to the Massachusetts Laws.

3. All of the prescribed Trust procedures for the issuance of the shares have been followed and, when such shares are issued in accordance with the Prospectus contained in the Registration Statement for such shares, all state requirements relating to such shares will have been complied with.

4. Upon the acceptance of purchase payments made by shareholders in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such shareholders will have legally-issued, fully paid, non-assessable shares of the Trust.


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Blazzard, Grodd & Hasenauer, P.C.

Board of Trustees
Page 2
April 25, 1977


      You may use this opinion letter, or a copy thereof, as an exhibit to the Registration.

      We consent to the reference to our Firm under the caption "Legal Counsel" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                        Sincerely,

                                        BLAZZARD, GRODD & HASENAUER, P.C.


                                        By: s/Raymond A. O'Hara III
                                            -----------------------------
                                            Raymond A. O'Hara III


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